UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07                     Submission of Matters to a Vote of Security Holders.

On June 10, 2010, Hilltop Holdings Inc., or the Company, held its 2010 Annual Meeting of Stockholders in Dallas, Texas.  At the 2010 Annual Meeting, stockholders considered and voted upon the election of eleven director nominees named in the proxy statement and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.  The voting results at the 2010 Annual Meeting were as follows:

Proposal No. 1:           The following eleven director nominees were elected to serve on the Company’s board of directors until the 2011 annual meeting of stockholders and until their successors are duly elected and qualify.

Name	For	Against	Withheld	Broker Non-Votes

Rhodes R. Bobbitt	47,858,451	—	341,597	3,949,046
W. Joris Brinkerhoff	28,855,585	—	19,344,463	3,949,046
Charles R. Cummings	47,522,242	—	677,806	3,949,046
Gerald J. Ford	46,411,682	—	1,788,366	3,949,046
Jeremy B. Ford	45,817,599	—	2,382,449	3,949,046
J. Markham Green	47,858,451	—	341,597	3,949,046
Jess T. Hay	47,517,303	—	682,745	3,949,046
William T. Hill, Jr.	47,506,294	—	693,754	3,949,046
W. Robert Nichols, III	44,539,150	—	3,660,898	3,949,046
C. Clifton Robinson	47,662,879	—	537,169	3,949,046
Carl B. Webb	47,662,879	—	537,169	3,949,046

Proposal No. 2:           The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 was ratified.

For	Against	Abstain	Broker Non-Votes

52,008,630	139,289	1,175	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: June 11, 2010	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	General Counsel & Secretary